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                                                                   Exhibit 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Building One Services Corporation, of our report dated February 17, 1998, relating to the financial statements of Crest International, LLC which appears in Building One Services Corporation's Prospectus Supplement dated May 17, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                               /s/ Shinners, Hucovski & Company, S.C.
                               -----------------------------------------------


Green Bay, Wisconsin
June 23, 1999